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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 1997 (April 2, 1997)

                                   CHIREX INC.
             (Exact name of registrant as specified in its charter)



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
         Delaware                      0-27698                        04-3296309
(State or other jurisdiction     (Commission File No.)     (IRS Employer Identification No.)
  of incorporation)
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                                65 William Street
                                    Suite 330
                            Wellesley, Massachusetts
                    (Address of principal executive offices)

                                 (704) 423-7000
              (Registrant's telephone number, including area code)


                                Page 1 of 4 Pages
                             Exhibit Index on Page 4


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 9, 1997, ChiRex Inc., a Delaware corporation (the "Company" or "ChiRex"), announced the sale of its acetaminophen business, including related intellectual property, to the French pharmaceutical company, Rhone-Poulenc Chimie S.A. ("RPC") pursuant to an Asset Purchase Agreement between ChiRex, ChiRex Limited, an indirect wholly-owned subsidiary of ChiRex, and RPC dated April 2, 1997 (the "Agreement"). Under the terms of the Agreement, ChiRex will continue to manufacture acetaminophen (also known as paracetamol or APAP) for RPC pursuant to a Supply Agreement for a period to effect a seamless transfer of customers. In addition, the parties are seriously exploring opportunities to develop a partnership whereby ChiRex and RPC will jointly develop and ChiRex will manufacture intermediates and active ingredients for RPC.

In connection with the sale, ChiRex expects to receive total net proceeds of U.S.$6.3 ((pound)3.8) million, of which U.S.$4.1 ((pound)2.5) million has been received, with the balance being paid over three years subject to certain conditions. ChiRex will record a second quarter charge of U.S.$4.4 million (approximately 5.0% of networth) or U.S.$0.39 per share in connection with the sale including: (i) a net asset write-off of U.S.$5.6 million, (ii) severance and restructuring of U.S.$3.1 million offset by, (iii) net after-tax proceeds of U.S.$4.2 million. ChiRex expects to file pro forma financial statements with its 1997 first quarter 10Q Securities and Exchange Commission filing that reflect the sale of the acetaminophen business.

"The sale of the acetaminophen business reflects our commitment to eliminate low-margin, low-growth non-core products and to focus on the production of high-margin, high-growth core products," said Alan R. Clark, Chairman and CEO of ChiRex. "Unfortunately, one of the results is a reduction of employment at our Dudley site. In addition, we have embarked on an across-the-board expense reduction, which is metered to make this divestiture earnings-neutral in 1997. Significantly, this sale is the final strategic measure to position
ChiRex as a leading contract manufacturing organization for the pharmaceutical industry and to focus management attention on the growth opportunity before us."

ChiRex is a Contract Manufacturing Organization serving the outsourcing needs of the pharmaceutical industry through its extensive pharmaceutical fine chemical manufacturing and process development capabilities and proprietary technologies. The Company supports and supplements the in-house development and manufacturing capabilities of its pharmaceutical and biotechnology customers with a broad range of fully integrated services, accelerating the time from drug discovery to commercialization. ChiRex currently produces 54 products, of which 29 are core products, in its world-class, cGMP manufacturing facilities located in Dudley, Northumberland, England. ChiRex holds 54 patents and patent applications in the field of chiral chemistry.

Any statements contained in this Current Report on Form 8-K that relate to future plans, events or performance, including the scheduled disposition of the acetaminophen business, are forward-looking statements that involve risks and uncertainties, including, but not limited to, product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product nonapproval or delays or post-approval reviews by the FDA or foreign regulatory authorities, and other risks identified in ChiRex's other Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. ChiRex undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (b) Pro Forma Financial Statements.

    The Pro Forma Financial Statements required to be filed with this Current Report on Form 8-K will be filed with the Securities and Exchange Commission on or prior to June 16, 1997.

    (c) Exhibits.

    The exhibits listed on the accompanying Index to Exhibits are filed as part of this Current Report on Form 8-K.

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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHIREX INC.

                                            By:
Date:  April 11, 1997                            /S/ MICHAEL A. GRIFFITH
                                                 -----------------------
                                                 Name: Michael A. Griffith
                                                 Title: Chief Financial Officer
                                                                and
                                                              Secretary
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                                INDEX TO EXHIBITS


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
EXHIBIT NO.                   DESCRIPTION
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
2.1                   Asset Purchase Agreement between
                      ChiRex Limited, ChiRex Inc. and
                      Rhone-Poulenc Chimie S.A.

99                    Press release dated April 9, 1997,
                      announcing the sale of ChiRex Inc.'s
                      Acetaminophen Business to Rhone-
                      Poulenc Chimie S.A.
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